SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549


                                    FORM 8-K


                            CURRENT REPORT


                 Pursuant to Section 13 or 15(d) of the
                    Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported)
                             May 14, 1999



                    LCA-Vision Inc.

(Exact name of Registrant as specified in its Charter)



Delaware                0-27610          11-2882328
(State or other        (Commission    (IRS Employer
jurisdiction            File No.)     Identification Number)
of incorporation)


      7840 Montgomery Road, Cincinnati, Ohio         45236
     (Address of principal executive offices)     (Zip Code)


Registrant's telephone number, including area code: (513)792-9292


                             N/A

(Former name or former address, if changed since last report)

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Item 5.  Other Events

On May 14, 1999, The Company's principal bank lender, The Provident Bank, agreed to increase the Company's existing credit facility from $8,000,000 to $10,000,000. The Bank also established an additional new line of credit, in the amount of $10,000,000, for the purpose of funding acquisitions by the Company, subject in each case to the Bank's discretion based upon its due diligence review of any proposed acquisition. The Company also has a $2,500,000 lease line with Information Leasing Corporation, an affiliate of The Provident Bank.




                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 LCA-VISION INC.



Date: May 14, 1999      By:/s/Larry P. Rapp
                                       Larry P. Rapp,
                                       Chief Financial Officer

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